Exhibit 99.1

COMMUNITY BANK SYSTEM, INC.	245 Main Street, Oneonta, N.Y. 13820
5790 Widewaters Parkway, DeWitt, N.Y. 13214

contact:	contact:
Scott A. Kingsley	Alfred S. Whittet
EVP & Chief Financial Officer	President & Chief Executive Officer
(315) 445-3121	(607) 432-1700

The Wilber Corporation and Community Bank System, Inc. Announce
Shareholder and Regulatory Approval of the Merger

SYRACUSE, N.Y. / ONEONTA, N.Y. — March 25, 2011 — Community Bank System, Inc. (NYSE: CBU) and The Wilber Corporation  (NYSE Amex: GIW) today announced that the Wilber shareholders voted in favor of the merger of Wilber with and into Community Bank System pursuant to an Agreement and Plan of Merger, dated as of October 22, 2010, by and between Community Bank System and Wilber (the ”Merger Agreement”). The approval of Community Bank System shareholders is not required for this merger transaction.  The merger, which is expected to be completed as of the close of business on April 8, 2011, will result in a combined financial institution with $6.3 billion in assets, $4.6 billion in deposits, and expand Community Bank System into seven new counties covering the Central Leatherstocking, Greater Capital District, and Catskills regions of Upstate New York.

Shareholder and Regulatory Approval

The holders of 8,930,150 shares of Wilber stock, or 83.3% of the outstanding shares entitled to vote at the special meeting held today voted in favor of the merger, with 219,707 shares of Wilber stock or 2.0% opposed and 27,371 shares or 0.3% abstained.  Regulatory approval from the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System which is required in connection with the merger has already been obtained.

“The overwhelming support of Wilber shareholders regarding the merger is important as we move toward combining Wilber with Community Bank System to create an even stronger financial institution,” said Community Bank System’s President and Chief Executive Officer Mark E. Tryniski. “We look forward to building upon Wilber National Bank’s impressive history of service to its customers and its communities, a tradition and focus that we share with Wilber National Bank.”

Brian Wright, Chairman of the Board of Wilber, said, “Our shareholders’ strong support for this transaction is gratifying and reaffirms our Board’s decision to join forces with Community Bank System. As I stated when we first announced the proposed merger, we are pleased to be partnering with Community Bank System, which will provide enhanced opportunities for our shareholders, customers, and employees. Joseph Sutaris, Wilber's Executive Vice President, Chief Financial Officer, Secretary and Treasurer stated, "I look forward to working with Community’s team and continue working with Wilber's community supporters and valuable employees who will be a part of the further growth of an outstanding community bank franchise.”

Merger Consideration Election

Upon completion of the merger, at the holder’s election and subject to the adjustment, election and allocation procedures provided in the Merger Agreement, Wilber shareholders will elect to receive, in exchange for each of their shares of Wilber common stock, either: all cash, all Community Bank System common stock, or a mixture of shares of Community Bank System common stock for 80% of the shares of Wilber common stock owned, and cash for 20% of the shares of Wilber common stock owned, as described in the Merger Agreement.  Based upon the anticipated closing of April 8, 2011, on or about April 14, 2011, Community Bank System and Wilber will mail a Letter of Election and Transmittal (“Election Materials”) to Wilber’s shareholders in order to allow the shareholders to elect the form of consideration they wish to receive in exchange for their Wilber shares.

Wilber shareholders who wish to make an election in connection with the merger must deliver a properly executed copy of the Election Materials to American Stock Transfer & Trust Company, LLC (“AST”) prior to 5:00 p.m., Eastern Time, on May 4, 2011.  Election Materials will be mailed to Wilber stockholders who held Wilber shares of record as of the closing date.  Wilber shareholders who hold their shares in “street” name through a bank, broker or other nominee may have an election deadline earlier than May 4, 2011.  These holders should consult with, and carefully review any materials they receive from their bank, broker, or other nominee to determine the election deadline applicable to them.  Wilber shareholders who do not make a valid election, or do not properly submit their Wilber stock certificates, prior to May 4, 2011 deadline, will be automatically deemed to have made an election to receive a mixture of shares of Community Bank System common stock for 80% of the shares of Wilber common stock owned, and cash for 20% of the shares of Wilber common stock owned.

About Community Bank System, Inc. and Community Bank, N.A.

Headquartered in DeWitt, NY, Community Bank System, Inc. has $5.4 billion in assets and approximately 150 customer facilities across Upstate New York, where it operates as Community Bank, N.A., and Northeastern Pennsylvania, where it is known as First Liberty Bank & Trust. Its other subsidiaries include: Benefit Plans Administrative Services, Inc., an employee benefits administration and consulting firm with offices in Upstate New York, Pittsburgh and Philadelphia, PA, and Houston, TX; the CBNA Insurance Agency, with offices in three northern New York communities; Community Investment Services, a broker/advisor delivering financial products throughout the company's branch network; and Nottingham Advisors, a wealth management and advisory firm with offices in Buffalo, NY, and North Palm Beach, FL. For more information, visit: www.communitybankna.com or www.firstlibertybank.com.

About The Wilber Corporation and Wilber National Bank

The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, and its common stock trades under the symbol “GIW” on the NYSE Amex.

Wilber National Bank operates as a traditional commercial bank in the central New York market with 22 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango, Onondaga, Saratoga, and Broome Counties, along with a loan production office located in Saratoga County.

For additional information about Wilber National Bank, visit its website: www.wilberbank.com.

Cautionary Statement

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Community Bank System, Inc. (“Community”) and The Wilber Corporation (“Wilber”) have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) containing a proxy statement/prospectus and other documents regarding the proposed merger.  INVESTORS AND SHAREHOLDERS OF WILBER ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT COMMUNITY AND WILBER AND THE PROPOSED TRANSACTION.  Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s website at www.sec.gov, or by directing a request to Community Bank System, Inc., Attention – Investor Relations Department, 5790 Widewaters Parkway, DeWitt, NY 13214, or to The Wilber Corporation, Attention – Corporate Secretary, 245 Main Street, Oneonta, NY 13820.  Copies of other documents filed by Community or Wilber with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to Community or Wilber, as applicable, at its address provided above.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause the actual results of CBU and GIW operations to differ materially from expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  CBU and GIW assume no duty to update forward-looking statements.
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